                                                                   Exhibit 10.25


                              EMPLOYMENT AGREEMENT

   AGREEMENT made as of this 3rd day of September, 1996, by and between Michael
E. Kolowich (the "Employee") and Individual, Inc., a Delaware corporation with a principal place of business at Burlington, Massachusetts (the "Company").

   WHEREAS, the Company believes it to be to its advantage to employ the Employee to render services to the Company as hereinafter provided; and

   WHEREAS, the Employee desires to accept employment with the Company in a senior executive capacity as hereinafter provided; and

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

   1.  Position and Responsibilities.
       -----------------------------

       (A) President and Chief Executive Officer.  During the term of this
           -------------------------------------
   Agreement, the Company agrees to employ the Employee, and the Employee agrees to serve, as President and Chief Executive Officer of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Board of Directors of the Company (the "Board", which term shall include, for purposes of this Agreement, any committee to which the Board may have delegated its authority with respect to matters covered by this Agreement); and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability and according to his honest business judgment, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him by the Board. The Employee agrees to devote substantially all of his business time, attention and services to the diligent, faithful and competent discharge of such duties for the successful operation of the Company's business. Any business activity that the Employee wishes to engage in on his own time can be undertaken only with the approval of the Board, but in no event may such an activity conflict or compete with any interest of the Company or interfere with the Employee's performance of his duties hereunder. During the term hereof, Employee will not have any managerial or operational responsibility, other than service on a board of directors, in any enterprise, firm, corporation, trust or other business entity other than the Company; provided, however, that nothing herein shall prevent the ownership by the Employee of an equity interest in any business entity, provided that such ownership does not involve any managerial or operational responsibility other than serving on the board of directors. Any directorships of corporations other than the Company must be approved in writing by the Board in advance, with the exception of directorships or similar positions with charitable and professional organizations or family-owned trusts or businesses (provided that such activities do not interfere with Employee's performance of his duties hereunder). A list of directorships and similar positions presently held by the Employee is set forth on Annex A hereto.
                                        -------

       (B) Director Nomination.  The Board shall nominate and appoint the
           -------------------
   Employee as a director of the Company; and not later than December 31, 1996 the Board will consider Employee's election as Chairman of the Board. Thereafter, during the term of this Agreement, the

   Board shall designate and nominate the Employee as a director of the Company and, if elected by the stockholders of the Company, the Employee shall accept such position and diligently perform the duties arising from such position.

   2.  Compensation: Salary, Bonuses, Equity Participation and Other Benefits.
       ----------------------------------------------------------------------
During the term of this Agreement, the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe benefits:

       (A) Salary.  In consideration of the services to be rendered by the
           ------
   Employee to the Company, the Company initially will pay to the Employee an annual salary of $170,000 (the Employee's "base rate"). Such salary shall be payable in conformity with the Company's customary practices for executive compensation as such practices shall be established or modified from time to time. Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes. Commencing September 1, 1997 and on or about each anniversary of such date thereafter while this Agreement is in effect, the Board and the Employee shall in good faith review the performance by, and the compensation to, the Employee for the prior 12-month period and the proposed performance by, and compensation to, the Employee for the forthcoming 12-month period. Based on such review, the Board may, in its discretion, adjust the base rate, provided, however, that Employee's base rate shall not be lower than $170,000. The Employee will be entitled to four weeks of paid vacation each year, to be taken in accordance with the Company's customary vacation policies applicable to executive employees.

       (B) Fringe Benefits.  The Employee will be entitled to be reimbursed for
           ---------------
   all of his business-related travel and other business-related expenses in accordance with the Company's policies from time to time in effect and will also be furnished by the Company with a cellular telephone and service, at the Company's expense. The Employee will also be entitled to participate on the same basis with all other management employees of the Company in the Company's standard benefits package generally available for all other officers and employees of the Company, with respect to group health, disability and life insurance programs. The Company will reimburse the Employee for professional services (in an amount not to exceed $15,000 for the first year of this Agreement and $7,500 per year thereafter) in connection with: tax planning and tax return preparation; financial and estate planning; and legal services relating to Employee's employment with the Company, including services in connection with entering into this Agreement (including those incurred prior to the execution of this Agreement) and any amendments thereto (but in no event for legal services related to any employment-related or other dispute with the Company).

       (C)   Incentive Bonus.  During the term of this Agreement,  in addition
             ---------------
   to the amounts payable under Section 2(A) above, the Employee shall be eligible to receive a target bonus of $80,000 for the period from January 1, 1997 to December 31, 1997 (the "1997 Target Bonus") and a target bonus in an amount to be agreed upon by the Employee and the Board for each successive twelve-month period thereafter ("Year End"), provided the Employee continues to be employed by the Company on each such Year End. Of the 1997 Target Bonus, up to $30,000 shall be payable at the discretion of the Board. In addition, $50,000 of the 1997 Target Bonus shall be based on the Company's achievement of the financial goals and objectives for the Company that shall be set by the mutual agreement of Board and the Employee for such fiscal year, based upon measurement of revenue growth. The financial goals and objectives for 1998 and thereafter shall be based, among other matters, upon agreed upon measurements of profitability or return on investment. The amount of the incentive bonus plan for any fiscal year shall provide that the Employee may earn a bonus greater than the target bonus if he exceeds the annual goals and objectives. For the partial fiscal year ending December 31, 1996, the Employee will be eligible to receive a bonus of up to $26,700 payable at the discretion of the Board. The amount of bonus payments payable to the Employee under this Section 2(C) and the satisfaction of the goals and objectives established by the Board shall be determined promptly and reasonably by the Board, and, if achieved, such bonus payments shall be paid within 100 days after each Year End. All such bonus payments shall be made in the form of Common Stock of the Company, which shall be valued for such purpose at the fair market value thereof on the first day of the applicable fiscal year (or partial fiscal year) for which the bonus has been achieved. Such bonus payments shall be subject to all applicable federal, state and local withholding, payroll and other taxes, as required by law.

       (D) Long-Term Disability Insurance.   In addition to any disability
           ------------------------------
   insurance provided by the Company pursuant to Section 2(B), the Company shall use reasonable commercial efforts to obtain and to provide the Employee with long-term disability insurance to the extent necessary (together with the disability insurance provided pursuant to Section 2(B), if any) to replace three-quarters of the Employee's base rate of salary and targeted incentive bonuses set forth in Sections 2(A) and Section 2(C). Such long-term disability insurance shall be provided under a policy selected by the Employee offered on a generally available basis by a top-rated national insurance carrier, which policy shall be reasonably acceptable to the Board. The Company shall pay the cost of all premiums associated with such disability insurance. If any such insurance imposes a waiting period prior to the commencement of benefit payments, the Company will continue to pay the Employee's base rate of salary and targeted incentive bonuses (to the extent achieved) for up to three (3) months during such waiting period. To the extent that any such disability insurance obtained by the Company fails to provide the amount of coverage described in the first sentence of this
   Section 2(D), or imposes a waiting period in excess of three (3) months, in the event the Employee suffers a disability during the term of his employment, the Company will pay directly to the Employee as additional disability benefits for a period of three years beginning with the event of disability the difference between the benefits actually paid under such policy and the amount of the coverage required by this Section 2 (D).

   3.  Equity Participation.  The Employee shall be entitled to purchase shares
       --------------------
of the Company's Common Stock (the "Equity Interest") as set forth herein. The Equity Interest shall be divided into two parts consisting of (i) the sale and purchase of 100,000 shares of the Company's Common Stock (the "Purchased Shares"), and (ii) the grant of options to purchase 1,000,000 shares of the Company's Common Stock (the "Option Shares"). The Board and the Employee will review the Employee's stock option holdings annually to determine whether it is appropriate to grant additional options to the Employee, taking into account such factors, among others, as the Employee's percentage ownership of the Company's outstanding Common Stock. It is the present intention of the parties that Employee's ownership of the Company's Common Stock through Company-granted options and other equity awards, including those described in clauses (i) and
(ii) of Section 3(B) below (but without taking into account the Purchased Shares or options described in clause (iii) of Section 3(B) or any shares purchased by the Employee in the open market or in other transactions not involving the Company) remain at a level in excess of 5% of the outstanding Common Stock; however, the award of any additional options or other equity participation shall at all times remain in the sole discretion of the Board.

       (A) The Purchased Shares.  The Company will sell, and the Employee will
           --------------------
   purchase, the Purchased Shares for $6.00 per share (such purchase price constituting the reported last sale price of the Common Stock on the Nasdaq National Market on August 30, 1996). The Employee shall purchase and pay for the Purchased Shares, in cash, within 15 days of the date of execution of this Agreement.

       (B) The Option Shares.  The Employee shall be granted, effective the date
           -----------------
   of this Agreement, incentive and non-qualified stock options to purchase the Option Shares pursuant to stock option agreements under the Company's 1989 Stock Option Incentive Plan in the following amounts: (i) 66,664 Option Shares as incentive stock options; (ii) 833,336 Option Shares as non-qualified stock options; and (iii) an additional 100,000 Option Shares as non-qualified options subject to the additional terms set forth in clause (v) of Section 3(C) below. The exercise price for all such options shall be $6.00 per share (such exercise price constituting the reported last sale price of the Common Stock on the Nasdaq National Market on August 30, 1996).

       (C) Option Terms.  The incentive and non-qualified options covering the
           ------------
   Option Shares shall be issued under the Company's Amended and Restated 1989 Stock Plan, pursuant to the Company's standard incentive and non-qualified stock option agreements thereunder, copies of which are incorporated herein by reference, subject to the following additional terms: (i) all options shall be for a term of ten (10) years; (ii) all options will vest in 48 equal consecutive monthly installments; (iii) all options will become automatically exercisable in full upon a change of control of the Company, subject only to restrictions applicable under pooling-of-interests accounting rules if applicable; (iv) the options described in clauses (i) and (ii) of Section 3(B) above will become automatically exercisable for 25% of the total number of Option Shares subject thereto (in addition to the Option Shares for which such options may already be exercisable) in the event that the Employee's employment with the Company terminates pursuant to clause (i) of Section 4 or
   Section 5 (C); and (v) the options described in clause (iii) of Section 3(B) above will become automatically exercisable in full in the event that the Employee's employment with the Company terminates pursuant to clause (i) of
   Section 4 or Section 5 (C), or if such employment terminates pursuant to
   Section 5(A) at any time after September 3, 1997.

   4.  Term.  The term of this Agreement shall commence on the date first above
       ----
written and shall terminate on the earlier to occur of (i) the death or disability of the Employee, or (ii) the occurrence of any of the circumstances described in Section 5 hereof (the "Expiration Date"). For the purposes of this Agreement, "disability" shall have the meaning contained in the long-term disability policy described in Section 2(D) above.

   5.  Termination.  The Employee's term of employment under this Agreement may
       -----------
be terminated pursuant to clause (ii) of the first sentence of Section 4 as follows:

       (A) At the Employee's Option:  The Employee may terminate his
           ------------------------
   employment, with or without cause, at any time upon at least thirty (30) days' advance written notice to the Company.

       (B) At the Election of the Company for Cause.  The Company may,
           ----------------------------------------
   immediately and unilaterally, terminate the Employee's employment hereunder "for cause" at any time during the term of this Agreement without any prior written notice to the Employee. Termination of the Employee's employment by the Company shall constitute a termination "for cause" under this Section 5
   (B) if such termination is for one or more of the following reasons, as determined by the Board by a resolution duly adopted by a majority of its members, excluding the Employee:

          (i) the substantial and continuing gross and willful breach by the Employee of his obligations under this Agreement or the Employee Noncompetition, Nondisclosure and Developments Agreement described in Section 6 hereof, such breach not having been cured within 30 days after the Employee's receipt of notice thereof from the Board, which notice shall set forth in reasonable detail the nature of such breach; provided, however, that this subparagraph shall not apply to acts or omissions by the Employee in the exercise of his honest business judgment;

          (ii) the commission by the Employee of an act of fraud, embezzlement, or substantial and material breach of fiduciary duty; or

          (iii) the conviction of the Employee of any felony or of any misdemeanor involving moral turpitude or misappropriation of Company property.

       In the event of a termination "for cause" pursuant to the provisions of clauses (i) through (iii) above, inclusive, the Employee shall be entitled to no severance or other termination benefits except as required by law. In the event of any such termination of employment, no further vesting of the Option Shares shall occur from the date of termination.

       (C) At the Election of the Company for Reasons Other than for Cause.  The
           ---------------------------------------------------------------
   Company may, immediately and unilaterally, terminate the Employee's employment hereunder at any time during the term of this Agreement without cause by giving thirty (30) days' advance written notice to the Employee of the Company's election to terminate. During such thirty-day period, the Employee will be available on a full-time basis for the benefit of the Company to assist the Company in making the transition to a new, successor officer of the Company. In the event the Company exercises its right to terminate the Employee under this Section 5(C), the Employee's stock options will be accelerated in accordance with Section 3(C). Except as expressly set forth in this Section 5(C) or in Section 3(C), the Company shall not have any further obligations to the Employee in the event of Employee's termination under this Section 5(C), except such further obligations as may be imposed by law.

   6.  Noncompetition, Nondisclosure and Developments Agreement.  In connection
       --------------------------------------------------------
with his employment by the Company pursuant to the terms of this Agreement, the Employee shall execute simultaneously herewith the Employee Noncompetition, Nondisclosure and Developments Agreement attached hereto as Annex B, the terms
                                                            -------
and conditions of which are incorporated herein by reference.

   7.  Consent and Waiver by Third Parties.  The Employee hereby represents and
       -----------------------------------
warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

   8.  Governing Law.  This Agreement, the employment relationship contemplated
       -------------
herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, and this Agreement shall be deemed to be performable in Massachusetts.

   9.  Severability.  In case any one or more of the provisions contained in
       ------------
this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

   10. Waivers and Modifications.  This Agreement may be modified, and the
       -------------------------
rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 10. No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement. This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought. No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board excluding the Employee then in office at the time of such modification or waiver.

   11. Assignment.  The Employee acknowledges that the services to be rendered
       ----------
by him hereunder are unique and personal in nature. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

   12. Acknowledgments.  The Employee hereby acknowledges and recognizes that
       ---------------
the enforcement of any of the provisions in this Agreement and the Employee Noncompetition, Nondisclosure and Developments Agreement executed herewith may potentially interfere with the Employee's ability to pursue a proper livelihood. The Employee represents that he or she is knowledgeable about the business of the Company and further represents that he or she is capable of pursuing a career in other industries to earn a proper livelihood. The Employee recognizes and agrees that the enforcement of the Employee Noncompetition, Nondisclosure and Developments Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in the Employee Noncompetition, Nondisclosure and Developments Agreement are reasonable as to time and scope. The foregoing shall not prohibit the Employee from employment with any company by which the Employee has been employed in the past so long as his activities with any such company do not otherwise constitute a breach of the Employee Noncompetition, Nondisclosure and Developments Agreement.

   13. Entire Agreement.  This Agreement constitutes the entire understanding of
       ----------------
the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration.

   14. Notices.  All notices hereunder shall be in writing and shall be
       -------
delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

   If to the Company, to:    Individual, Inc.
                             8 New England Executive Park West
                             Burlington, MA  01803
                             Attention: Board of Directors

   With a copy to:           William B. Asher, Jr., Esq.
                             Testa, Hurwitz & Thibeault
                             High Street Tower
                             125 High Street
                             Boston, MA 02110; and

   If to the Employee, at the Employee's address set forth on the signature page hereto.

   With a copy to:  Richard L. Medverd, Esq.
                    Medverd & Simmons, P.C.
                    175 Federal Street
                    Boston, MA  02110

   15. Counterparts.  This Agreement may be executed in two or more
       ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

   16. Section Headings.  The descriptive section headings herein have been
       ----------------
inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the datefirst above written as an instrument under seal.



INDIVIDUAL, INC.                         EMPLOYEE:

By:  /s/ William A. Devereaux            /s/ Michael E. Kolowich
   ------------------------------------  ------------------------------
   William A. Devereaux                  Michael E. Kolowich
   Chairman of the Board of Directors

                                         116 Monument Street
                                         ------------------------------
                                         Street Address

                                         Concord, MA  01742
                                         ------------------------------
                                         City   State   Zip Code

                                                                         ANNEX A
                                                                         -------


                   Current Directorship and Similar Positions
                   ------------------------------------------


1. Director and 4% stockholder of Avantos Performance Systems, producers of management performance software products.

2.   Trustee, The Fenn School, Concord Massachusetts.

3.   Board of Overseers, Museum of Science, Boston, Massachusetts.

4.   Trustee, Massachusetts Software Council.

5. Director, Kolo Corporation, a family owned real estate and investment company.

                                                                         ANNEX B
                                                                         -------

                            EMPLOYEE NONCOMPETITION,
                            ------------------------

                    NONDISCLOSURE AND DEVELOPMENTS AGREEMENT
                    ----------------------------------------


          In consideration and as a condition of my employment by Individual, Inc. (the "Company"), I hereby agree with the Company as follows:

          1. During the period of my employment by the Company, I will devote my full time and best efforts to the business of the Company. Further, during the period of my employment by the Company and for one year thereafter, I agree that I will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder, or consultant to, of any entity, (a) engage in any business activity which is in competition in the United States with the products or services being developed, manufactured or sold by the Company or (b) solicit, interfere with or endeavor to entice away any employee of the Company; provided however, that this Agreement does not prohibit me from holding up to five percent (5%) of the publicly traded shares of a public company.

          2. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company; and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company (it being understood that any use of such information in the exercise of honest business judgment in connection with my performance of services for the Company shall not constitute a violation of this clause).

          Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

          3. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that
(a) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith or (b) results from tasks assigned me by the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

          Upon disclosure of each Development to the Company, I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

               (a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

               (b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

          In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a development, whether because my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

          4. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

          5. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

          6.   I represent that Exhibit A attached hereto constitutes a complete
                                ---------
list of all agreements that I have entered into over the past five years regarding noncompetition and confidentiality of proprietary information.

          I further represent that my performance of all of the terms of this Agreement, the Employment Agreement dated this date between myself and the Company and my service as an employee and a director of the Company does not and will not breach any agreement listed in Exhibit A hereto or any agreement to
                                            ---------
keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

          7. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

          8. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

          9. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

          10. The term "Company" shall include Individual, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

          11. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of the 3rd day of September, 1996.

                           /s/ Michael E. Kolowich
                           -------------------------------------------------
                           Michael E. Kolowich

                                   EXHIBIT A
                                   ---------


          The following is a complete list of all agreements I have entered within the past five years regarding noncompetition and nondisclosure of proprietary information.

1. Separation Agreement and General Release dated June 30, 1996 between Michael
E. Kolowich and AT&T (the terms of which agreement are required to kept confidential by the parties and, accordingly, have not been furnished to the Company or its counsel)


                                    /s/ Michael E. Kolowich
                                    ---------------------------------------
                                    Michael E. Kolowich